Exhibit 10.1

SETTLEMENT AGREEMENT

This Settlement Agreement (the “Settlement Agreement”) is entered into as of the 7th day of November, 2023 (the “Effective Date”), by and between plaintiff Smithline Family Trust II, as Assignee of Puritan Partners LLC (“Smithline” or “Plaintiff’), on the one hand, and defendant FOXO Technologies Inc., a Delaware corporation and its subsidiaries (collectively, “FOXO” or the “Company”), on the other hand, with reference to the following Recitals. Smithline and FOXO are each individually referred to herein as a “Party,” and collectively referred to herein as the “Parties.”

RECITALS

WHEREAS, on or about November 18, 2022, Smithline commenced a civil action against FOXO and Jon Sabes (“Sabes”) by filing a summons and complaint (the “Complaint”) in the Supreme Court of the State of New York, County of New York entitled Smithline Family Trust II, as Assignee of Puritan Partners LLC v. FOXO Technologies, Inc. & Jon Sabes, Index No. 654430/2022 (the “Action”), asserting causes of action for breach of contract, unjust enrichment, and fraud, alleging, inter alia, that: (i) FOXO breached its obligations to Smithline pursuant to a Securities Purchase Agreement dated January 25, 2021 between FOXO and Smithline (“SPA”), an accompanying 12.5% Original Issue Discount Convertible Debenture due February 23, 2022 (“Debenture”), and an accompanying Warrant to purchase shares of FOXO common stock until February 23, 2024 (“Warrant”) (collectively, including any amendment or other document entered into in connection therewith, the “Financing Documents”); (ii) FOXO and Sabes were unjustly enriched as a result of their alleged actions and omissions in connection with the Financing Documents; and (iii) FOXO and Sabes made materially false statements or omitted material information in connection with the Financing Documents;

WHEREAS, on or about December 23, 2022, FOXO removed the Action from New York State Supreme Court to the United States District Court for the Southern District of New York, Case No. 1:22-cv-10858-VEC;

WHEREAS, on or about December 30, 2022, FOXO filed an Answer to the Complaint;

WHEREAS, on or about February 1, 2023, following the entry of a stipulation between Smithline and Sabes to extend his deadline to respond, Sabes filed a motion to dismiss the Complaint pursuant to Fed. R. Civ. P. 12(b)(2) and 12(b)(6);

WHEREAS, on or about February 22, 2023, Plaintiff filed an Amended Complaint;

WHEREAS, on or about February 27, 2023, the Court issued an Order dismissing Sabes’s motion to dismiss the initial Complaint as moot, and directing Sabes to respond to the Amended Complaint by March 15, 2023;

WHEREAS, on or about March 7, 2023, FOXO filed an Answer to the Amended Complaint;

WHEREAS, on or about March 15, 2023, Sabes filed a motion to dismiss the Amended Complaint pursuant to Rules 12(b)(1), 12(b)(2), and 12(b)(6); and

WHEREAS, the Parties desire to resolve and settle all disputes and potential claims which exist or may exist among them, including without limitation those claims asserted in the Action;

NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, the Parties do hereby agree as follows:

1. Cash Settlement Payment. FOXO agrees to pay Smithline, and Smithline agrees to accept, Two Million Three Hundred Thousand U.S. Dollars ($2,300,000) in cash (the “Cash Settlement Payment”), payable in full no later than the date (the “Settlement Deadline”) that is the twelve (12) month anniversary of the Effective Date (such period, the “Settlement Period”). During the period from the Effective Date through the Settlement Deadline, FOXO agrees to pay Smithline out of any equity or equity-linked financing (excluding any convertible debt financing until such convertible debt is converted into equity) following the date hereof (an “Equity Financing”) a minimum of twenty five percent (25%) of the gross proceeds of each Equity Financing within two (2) Business Days of the Company’s receipt of the proceeds from such Equity Financing, and which payment to Smithline would be applied toward the Cash Settlement Payment. Notwithstanding the foregoing, in the event that FOXO has received proceeds from its Strata Purchase Agreement with ClearThink Capital Partners, LLC prior to the Effective Date, Smithline shall be entitled to a minimum of 25% of the gross proceeds thereof, payment of which to Smithline would be applied toward the Cash Settlement Payment. The Company will use commercially reasonable efforts to pay $300,000 in cash to Smithline by December 31, 2023 toward the Cash Settlement Payment. In the event that the Company has not paid in full the Cash Settlement Payment prior to the Settlement Deadline, Smithline shall be entitled to retain all proceeds received pursuant hereto, the Mutual Releases addressed in paragraph 8 below will be returned to their respective parties, and Smithline may pursue any claims against, among others, FOXO.

2. Limitation on Registration. Except with respect to registration statements and any amendments or supplements thereto, covering the resale of the shares or Common Stock currently issued or issuable to (and subject to a registration statement covering the resale of such shares of Common Stock) Mitchell Silberberg & Knupp LLP, Joseph Gunnar & Co., LLC or under the Strata Purchase Agreement, which agreement may be amended or superseded with a substantially similar agreement (such agreement, the “Strata Purchase Agreement”), with ClearThink Capital Partners, LLC, no other registration statements covering other shares of Common Stock shall be filed without Smithline’s written consent prior to Smithline receiving $300,000 in cash from the Company toward the Cash Settlement Payment.. After Smithline has received $300,000 in cash, in the event the Company registers shares of Common Stock, which are not issued or issuable as of the Effective Date, for resale for a selling stockholder other than under its Strata Purchase Agreement with ClearThink Capital Partners, LLC, during the Settlement Period, then the Company shall issue Smithline shares of Common Stock equal to 4.99% of the then outstanding shares of Common Stock giving effect to such issuance (such shares, the “Settlement Shares”), which shares shall be granted at the closing price of the Common Stock immediately prior to their issuance (the “Share Price”), subject to the authorization of NYSE American if the stock is then traded on such exchange, which shall be included for resale in such registration statement, provided, however, that the amount of Settlement Shares, if any, when aggregated with other Settlement Shares, if any, shall be reduced to ensure that such aggregate amount shall not exceed 19.9% of the outstanding shares of Common Stock as of the date of issuance (subject to adjustment for reverse and forward stock splits, stock dividends, stock combinations, and other similar transactions that occur after the date of this Settlement Agreement). The net proceeds (after taking into account all brokerage, transfer agent, legal and other expenses incurred in connection with the sale of the Settlement Shares, if any) received by Smithline on the sale of the Settlement Shares, if any, (the “Net Proceeds”) shall be credited against the Cash Settlement Payment.

3. Selling Securityholder Questionnaire. Smithline agrees to furnish to the Company a completed questionnaire in the form annexed hereto as Exhibit A (a “Selling Securityholder Questionnaire”) within one (1) Business Day following the date of any issuance of Settlement Shares, if any. Smithline further agrees that it shall not be entitled to be named as a selling security holder in the Registration Statement or use the prospectus included therein or any supplement to the prospectus, for offers and resales of the Settlement Shares, if any, at any time unless Smithline has returned to the Company a completed and signed Selling Securityholder Questionnaire. Smithline acknowledges and agrees that the information in any Selling Securityholder Questionnaire will be used and relied upon by the Company in the preparation of the Registration Statements and hereby consents to the inclusion of such information in the Registration Statement.

4. The Company shall use its best efforts to obtain an amendment to its 15% Senior Promissory Notes (the “PIK Notes”) such that their maturity date and amortization dates shall be extended to December 31, 2024. Whether such amendment is obtained or not, the Company agrees that it will not make any payments in cash or stock on such PIK Notes or permit such PIK Notes to convert into stock prior to the satisfaction in full of the Cash Settlement Payment.

5. Representations and Warranties of Smithline. Smithline hereby represents and warrants as of the Effective Date, and as of each date on which it receives Settlement Shares, if any, to the Company as follows (unless as of a specific date therein, in which case they shall be accurate as of such date):

(a)	Organization; Authority. Smithline is an entity duly formed, validly existing and, if applicable, in good standing under the laws of the jurisdiction of its incorporation or formation with full right, corporate, partnership, limited liability company or similar power and authority to enter into and to consummate the transactions contemplated by this Settlement Agreement and otherwise to carry out its obligations hereunder. The execution and delivery of this Settlement Agreement and performance by Smithline of the transactions contemplated by this Settlement Agreement have been duly authorized by all necessary corporate, partnership, limited liability company or similar action, as applicable, on the part of Smithline. This Settlement Agreement has been duly executed by Smithline, and when delivered by Smithline in accordance with the terms hereof, will constitute the valid and legally binding obligation of Smithline, enforceable against it in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(b)	Own Account. Smithline understands that the Settlement Shares, if any, to be issued pursuant to this Settlement Agreement are and will be “restricted securities” until registered or permitted to be sold under an applicable exemption under the Securities Act and have not been registered under the Securities Act or any applicable state securities law, except as set forth in Paragraph 3 herein, and is acquiring the Settlement Shares, if any, to be issued pursuant to this Settlement Agreement as principal for its own account and not with a view to or for distributing or reselling such Settlement Shares, if any, or any part thereof in violation of the Securities Act or any applicable state securities law, has no present intention of distributing any of such Settlement Shares, if any, in violation of the Securities Act or any applicable state securities law and has no direct or indirect arrangement or understandings with any other persons to distribute or regarding the distribution of such Settlement Shares, if any, in violation of the Securities Act or any applicable state securities law (this representation and warranty not limiting Smithline’s right to sell the Settlement Shares, if any, pursuant to a registration statement covering the resale of such security or otherwise in compliance with applicable federal and state securities laws).

(c)	Accredited Investor Status. As of the Effective Date, Smithline is, and on each date on which it receives Settlement Shares, if any, it will be, an “accredited investor” as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7) or (a)(8) under the Securities Act.

(d)	Experience. Smithline, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Settlement Shares, if any, to be issued pursuant to this Settlement Agreement, and has so evaluated the merits and risks of entering into this Settlement Agreement. Smithline is able to bear the economic risk of the Settlement Shares, if any, to be issued pursuant to this Settlement Agreement and, at the present time, is able to afford a complete loss on such Settlement Shares, if any.

(e)	General Solicitation. Smithline is not, to Smithline’s knowledge, acquiring the Settlement Shares, if any, to be issued pursuant to this Settlement Agreement as a result of any advertisement, article, notice or other communication regarding the Settlement Shares, if any, to be issued pursuant to this Settlement Agreement published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or, to the knowledge of Smithline, any other general solicitation or general advertisement.

(f)	Access to Information. Smithline acknowledges that it has had the opportunity to review this Settlement Agreement (including all exhibits and schedules thereto) and has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Settlement Shares, if any, to be issued pursuant to this Settlement Agreement and the merits and risks of investing in the Settlement Shares, if any, to be issued pursuant to this Settlement Agreement; (ii) access to public information about the Company and its financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its entering into this Settlement Agreement; and (iii) the opportunity to obtain such additional public information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed decision with respect to the entering into of this Settlement Agreement.

6. Representations and Warranties of the Company.

(a)	The Company represents and warrants to Smithline as of the Effective Date and as of each date on which Smithline receives Settlement Shares, if any, as follows (unless as of a specific date therein, in which case they shall be accurate as of such date):

i.	The Company and each of its subsidiaries is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. Neither the Company nor any subsidiary is in violation of nor default under any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents.

ii.	The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Settlement Agreement and otherwise to carry out its obligations hereunder. The execution and delivery of this Settlement Agreement by the Company and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, the Board of Directors of the Company or the Company’s stockholders in connection herewith, except as may be required by NYSE American. This Settlement Agreement has been duly executed by the Company and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

iii.	The execution, delivery and performance by the Company of this Settlement Agreement, the issuance and sale of the Settlement Shares, if any and the consummation by it of the transactions contemplated hereby and thereby do not and will not (i) conflict with or violate any provision of the Company’s or any subsidiary’s certificate or articles of incorporation, bylaws or other organizational or charter documents, or (ii) conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company or a subsidiary is bound or affected, other than the rules of NYSE American.

iv.	The Settlement Shares, if any, are duly authorized and, when issued and paid for in accordance herewith, will be duly and validly issued, fully paid and nonassessable, free and clear of all liens imposed.

v.	The Company acknowledges that it has not given Smithline material non-public information relating to the Company as of the Effective Date.

7. Upon the execution of this Settlement Agreement, the Parties agree to jointly dismiss the Action without prejudice.

8. Simultaneous with the execution of this Settlement Agreement, the Parties shall execute in counterparts a mutual release in the form annexed hereto as Exhibit B (the “Mutual Releases”). Counsel for the Parties shall exchange executed Mutual Releases and shall hold them in escrow pending notification from counsel for Smithline that ninety (90) calendar days have elapsed since Smithline has received the Cash Settlement Payment in full, which notification shall be provided within five (5) days of the expiration of the ninety (90) day period. Upon such notification, counsel for the Parties are authorized to release the executed Mutual Releases to their respective clients. Notwithstanding the foregoing, in no event shall any of Jon Sabes, Joseph Gunnar & Co., LLC, Bespoke Growth Partners, Inc., or Mark Peikin receive a release from the Claiming Parties (as defined in Exhibit B) unless each such party shall have satisfied the terms of such Mutual Release applicable to each of them and delivered an executed release to Counsel for Smithline releasing Claiming Parties substantially in the form set forth paragraph 2 of the Mutual Release.

9. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of: (a) the time of transmission, if such notice or communication is delivered via email attachment at the email address as set forth on the signature pages attached hereto at or prior to 5:30 p.m. (New York, N.Y. time) on a Business Day, (b) the next Business Day after the time of transmission, if such notice or communication is delivered via email attachment at the email address as set forth on the signature pages attached hereto on a day that is not a Business Day or later than 5:30 p.m. (New York, N.Y. time) on any Business Day, or (c) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as set forth on the signature pages attached hereto.

10. This Settlement Agreement may be executed in counterparts, facsimile and/or PDF copies shall be deemed to be originals, and counterparts together constitute one and the same instrument.

11. The Parties agree to execute such other and further documents as may be reasonably required to effect and complete the purpose of this Settlement Agreement.

12. The execution of this Settlement Agreement shall not constitute, nor is it in any way, an admission by any of the Parties of any liability or wrongdoing of any type, kind or nature.

13. The Parties represent and acknowledge that in executing this Settlement Agreement, they do not rely, and have not relied, upon any representation or statement not set forth in this Settlement Agreement with regard to the subject matter, basis, or effect of this Settlement Agreement or otherwise. All Parties cooperated in the drafting and preparation of this Settlement Agreement with advice of counsel. This Settlement Agreement shall not be construed against any Party on the ground that it was the drafter of this Settlement Agreement or on any other grounds. The Parties affirm that they are competent to execute this Settlement Agreement, that their execution of this Settlement Agreement has not been obtained by duress, and that this Settlement Agreement is the product of reasonable and good faith negotiations. The Parties further acknowledge that they are represented by counsel of their choice, that they have carefully reviewed the provisions of this Settlement Agreement with their counsel and that they understand them and voluntarily accept them as binding.

14. FOXO represents that it has no present intention of filing for bankruptcy. FOXO also agrees that until the Cash Settlement Amount is paid in full it will remain current in its filing requirements under the Securities and Exchange Act of 1934, as amended. Notwithstanding anything to the contrary set forth herein or in any current or future contracts between FOXO and KR8 AI Inc. (including its affiliates, “KR8”), without the prior written consent of Smithline, FOXO shall not pay KR8 in cash more than the sum of (A) (i) $100,000 a month for the first 3 months after the Effective Date and (ii) more than $50,000 a month for months 4 to 12 after the Effective Date and (B) a royalty for 15% of product subscriber revenues received by FOXO. Without the prior written consent of Smithline, FOXO shall not make any payment in cash or stock to Jon Sabes until the Cash Settlement Amount is paid in full.

15. The parties acknowledge that Smithline shall retain the Warrant, as adjusted pursuant to its terms including in the Agreement and Plan of Merger, dated February 24, 2022, as amended on April 26, 2022, July 6, 2022 and August 12, 2022 (the “Agreement and Plan of Merger”), by and among the Company (f/k/a Delwinds Insurance Acquisition Corp.), DWIN Merger Sub Inc., DIAC Sponsor LLC, and FOXO Technologies Operating Company (f/k/a FOXO Technologies Inc.); provided, however, that Smithline agrees that the Warrant shall be automatically cancelled and of no further force and effect immediately upon receipt of the Cash Settlement Payment in full. If the Company has not paid the Cash Settlement Payment in full prior to the Warrant’s expiration on February 23, 2024, the Warrant will automatically be extended for a year until February 23, 2025, subject to cancellation upon Smithline’s receipt of the Cash Settlement Payment. From the Effective Date until the Settlement Deadline, Smithline agrees that it will not be entitled to exercise any of its rights under the Warrant so long as the Company continues to comply with this Settlement Agreement. For the avoidance of doubt, the issuance of Settlement Shares, if any, shall not trigger an anti-dilution adjustment under the Warrant. In the event the Company or any of its subsidiaries is subject to a Bankruptcy Event (as defined in the Debenture) then immediately prior to the occurrence of such Bankruptcy Event, the Warrant shall be converted into an unsecured debt obligation of the Company and its subsidiaries in the amount of $3,500,000 less the cash proceeds paid by FOXO to Smithline hereunder or the Net Proceeds received by Smithline on the sale of any Settlement Shares, if any, in satisfaction of the Cash Settlement Payment.

16. This Settlement Agreement shall be binding upon and inure to the benefit of the Parties and any of their respective heirs, administrators, executors, legal or personal representatives, parents, subsidiaries, affiliates, predecessors, successors, assigns, officers, directors, employees, stockholders, attorneys and insurers.

17. The Parties shall each bear their own costs and attorneys’ fees incurred in connection with this Action, including but not limited to the negotiation, review and finalization of this Settlement Agreement.

18. Each individual executing this Settlement Agreement on behalf of any Party expressly represents and warrants that he/she has authority to execute and thereby bind the Party on behalf of which he/she executes this Settlement Agreement to the terms of this Settlement Agreement and agrees to indemnify and hold harmless each other Party against any claim for which such authority did not exist.

19. This Settlement Agreement is the sole, integrated and entire agreement of the Parties with respect to the subject matter hereof, and supersedes any and all prior and contemporaneous agreements, negotiations, commitments, understandings and discussions between the Parties with respect to the subject matters covered herein. No covenants, representations or undertakings not specifically contained in this Settlement Agreement, whether oral or written, shall be deemed to exist or to bind any of the Parties to this Settlement Agreement. The Parties acknowledge that they are not relying upon any representations or warranties other than those expressly made in this Settlement Agreement.

20. This Settlement Agreement, or any provision thereof, may not be altered, amended, modified or waived except by a writing executed by all of the Parties. The waiver of any one provision of this Settlement Agreement shall not be deemed to be a waiver of any other provision of this Settlement Agreement.

21. It is the express intention of the Parties that this Settlement Agreement and any questions concerning its validity, construction or performance shall be governed by the laws of the State of New York, without regard to any state’s choice of law provisions.

22. Federal and state courts within the State of New York will have exclusive jurisdiction over all disputes between the Parties hereto arising out of or relating to this Settlement Agreement. In connection with any such dispute, each of the Parties consents to and agrees to submit to the jurisdiction and venue of federal and state courts within the State of New York, and waives, and agrees not to assert, any claim that (i) such Party is not personally subject to the jurisdiction or venue of such courts, (ii) such Party and such Party’s property is immune from any legal process issued by such courts, or (iii) any litigation commenced in such courts is brought in an improper venue or inconvenient forum.

23. Any ambiguities or uncertainties in this Settlement Agreement shall be equally and fairly interpreted and construed without reference to the identity or the parties or parties preparing this Settlement Agreement or any document referred to in this Settlement Agreement, on the understanding that the Parties participated equally in the negotiation and preparation of this Settlement Agreement and the documents referred to in this Settlement Agreement, or have had the opportunity to do so.

24. Each party hereto shall be responsible for determining its own tax treatment of the payments made or received hereunder.

[ Remainder of Page Intentionally Left Blank; Signature Page to Follow ]

IN WITNESS WHEREOF, the parties have executed this Settlement Agreement by their signatures below:

SMITHLINE FAMILY TRUST II, as Assignee for Puritan Partners LLC:

By:	/s/ Richard Smithline
Name:	Richard Smithline
Title:	Authorized Signatory
Dated:	11/7/23
Email:	[***]
Address:	[***]

FOXO TECHNOLOGIES INC.:

By:	/s/ Mark White
Name:	Mark White
Title:	Interim CEO
Dated:	11.07.2023
Email:	[***]
Address:	[***]

EXHIBIT A

FOXO Technologies Inc.

Selling Securityholder Notice and Questionnaire

The undersigned beneficial owner of the shares of Class A Common Stock of FOXO Technologies Inc., a Delaware corporation (the “Company”), understands that the Company has filed or intends to file with the U.S. Securities and Exchange Commission a registration statement (the “Registration Statement”) for the registration and resale under Rule 415 of the Securities Act of 1933, as amended, of certain shares of Class A Common Stock (the “Registrable Securities”), in accordance with terms of the Settlement Agreement, dated November 2, 2023, by and between the undersigned, on the one hand, and the Company, a defendant, on the other hand.

Certain legal consequences arise from being named as a selling security holder in the Registration Statement and the related prospectus. Accordingly, holders and beneficial owners of Registrable Securities are advised to consult their own securities law counsel regarding the consequences of being named or not being named as a selling security holder in the Registration Statement and the related prospectus.

NOTICE

The undersigned beneficial owner (the “Selling Securityholder”) of Registrable Securities hereby elects to include the Registrable Securities owned by it in the Registration Statement.

The undersigned hereby provides the following information to the Company and represents and warrants that such information is accurate:

QUESTIONNAIRE

1.	Name:

(a)	Full Legal Name of Selling Securityholder

(b)	Full Legal Name of Registered Holder (holder of record) (if not the same as (a) above) through which Registrable Securities are held:

(c)	If you are not a natural person, full Legal Name of Natural Control Person (which means a natural person who directly or indirectly alone or with others has power to vote or dispose of the securities covered by this Questionnaire):

2.	Address for Notices to Selling Securityholder:

Telephone:
Fax:
Email:

Contact Person:

3.	Broker-Dealer Status:

(a)	Are you a broker-dealer?

Yes ☐	No ☐

(b)	If “yes” to Section 3(a), did you receive your Registrable Securities as compensation for investment banking services to the Company?

Yes ☐	No ☐

Note:	If “no” to Section 3(b), the Commission’s staff has indicated that you should be identified as an underwriter in the Registration Statement.

(c)	Are you an affiliate of a broker-dealer?

Yes ☐	No ☐

(d)	If you are an affiliate of a broker-dealer, do you certify that you purchased the Registrable Securities in the ordinary course of business, and at the time of the purchase of the Registrable Securities to be resold, you had no agreements or understandings, directly or indirectly, with any person to distribute the Registrable Securities?

Yes ☐	No ☐

Note:	If “no” to Section 3(d), the Commission’s staff has indicated that you should be identified as an underwriter in the Registration Statement.

4.	Beneficial Ownership of Securities of the Company Owned by the Selling Securityholder:

Except as set forth below in this Item 4, the undersigned is not the beneficial or registered owner of any securities of the Company.

(a)	Please list the type (common stock, warrants, etc.) and amount of all securities of the Company (including any Registrable Securities) beneficially owned[1] by the Selling Securityholder:

5.	Relationships with the Company:

Except as set forth below, neither you nor (if you are a natural person) any member of your immediate family, nor (if you are not a natural person) any of your affiliates2, officers, directors or principal equity holders (owners of 5% of more of the equity securities of the undersigned) has held any position or office or has had any other material relationship with the Company (or its predecessors or affiliates) during the past three years.

State any exceptions here:

[1]	Beneficially Owned: A “beneficial owner” of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise has or shares (i) voting power, including the power to direct the voting of such security, or (ii) investment power, including the power to dispose of, or direct the disposition of, such security. In addition, a person is deemed to have “beneficial ownership” of a security of which such person has the right to acquire beneficial ownership at any time within 60 days, including, but not limited to, any right to acquire such security: (i) through the exercise of any option, warrant or right, (ii) through the conversion of any security or (iii) pursuant to the power to revoke, or the automatic termination of, a trust, discretionary account or similar arrangement.
It is possible that a security may have more than one “beneficial owner,” such as a trust, with two co-trustees sharing voting power, and the settlor or another third party having investment power, in which case each of the three would be the “beneficial owner” of the securities in the trust. The power to vote or direct the voting, or to invest or dispose of, or direct the investment or disposition of, a security may be indirect and arise from legal, economic, contractual or other rights, and the determination of beneficial ownership depends upon who ultimately possesses or shares the power to direct the voting or the disposition of the security.
The final determination of the existence of beneficial ownership depends upon the facts of each case. You may, if you believe the facts warrant it, disclaim beneficial ownership of securities that might otherwise be considered “beneficially owned” by you.
[2]	Affiliate: An “affiliate” is a company or person that directly, or indirectly through one or more intermediaries, controls you, or is controlled by you, or is under common control with you.

The undersigned agrees to promptly notify the Company of any inaccuracies or changes in the information provided herein that may occur subsequent to the date hereof at any time while the Registration Statement remains effective.

By signing below, the undersigned consents to the disclosure of the information contained herein in its answers to Items 1 through 5 and the inclusion of such information in the Registration Statement and the related prospectus and any amendments or supplements thereto. The undersigned understands that such information will be relied upon by the Company in connection with the preparation or amendment of the Registration Statement and the related prospectus and any amendments or supplements thereto.

IN WITNESS WHEREOF the undersigned, by authority duly given, has caused this Selling Securityholder Notice and Questionnaire to be executed and delivered either in person or by its duly authorized agent.

BENEFICIAL OWNER (individual)	BENEFICIAL OWNER (entity)

Signature	Name of Entity

Print Name	Signature

Print Name:
Signature (if Joint Tenants or Tenants in Common)

Title:

PLEASE E-MAIL A COPY OF THE COMPLETED AND EXECUTED SELLING SECURITYHOLDER NOTICE AND QUESTIONNAIRE TO:

Blake Baron

Mitchell Silberberg & Knupp LLP

Email: bjb@msk.com

EXHIBIT B

MUTUAL RELEASE

TO ALL WHOM THESE PRESENTS SHALL COME OR MAY CONCERN, KNOW THAT

Smithline Family Trust II and Puritan Partners LLC, and each of their heirs, executors, administrators, trustees, beneficiaries, assignors, assignees, members, predecessors, successors, affiliates, officers, directors, representatives, employees, associated persons, agents, contractors, stockholders, and attorneys, and all persons acting by, through and under each of them (collectively, the “Claiming Parties”); and

FOXO Technologies Inc., and each of its heirs, executors, administrators, predecessors, successors, affiliates, assignors, assignees, officers, directors, representatives, employees, associated persons, agents, contractors, stockholders, and attorneys, and all persons acting by, through and under each of them, but expressly excluding Jon Sabes, Joseph Gunnar & Co., LLC, Bespoke Growth Partners, Inc., and Mark Peikin (collectively, the “Responding Parties”), and

In consideration of this Mutual Release, and the promises set forth in the Settlement Agreement annexed hereto and dated November 7, 2023 (the “Settlement Agreement”), and subject to the provisions of that Settlement Agreement, hereby forever release and discharge each other as follows:

1. The Claiming Parties, individually and collectively, hereby release and discharge (a) the Responding Parties and (b) Jon Sabes, Joseph Gunnar & Co., LLC, Bespoke Growth Partners, Inc., and Mark Peikin but, in the cases of Jon Sabes, Joseph Gunnar & Co., LLC, Bespoke Growth Partners, Inc., and Mark Peikin only if they have each satisfied the conditions hereof and provided an executed release of the Claiming Parties, individually and collectively, from any and all liability, actions, causes of action, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, extents, executions, claims, counterclaims and demands whatsoever, in law, admiralty or equity, which the Claiming Parties, individually or collectively, ever had, now have or hereafter can, shall or may have against the Responding Parties, Jon Sabes, Joseph Gunnar & Co., LLC, Bespoke Growth Partners, Inc., and Mark Peikin, by reason of any matter, cause or thing whatsoever from the beginning of time to the date hereof, relating to (a) FOXO, (b) the matters that were, or could have been, raised, whether known or unknown, in the action in the U.S. District Court for the Southern District of New York, entitled Smithline Family Trust II, as Assignee of Puritan Partners LLC v. FOXO Technologies, Inc. & Jon Sabes, Case 1:22-cv-10858-VEC, and/or (c) the Financing Documents (which phrase shall have the same meaning herein as in the Settlement Agreement), provided that nothing contained herein shall be deemed to effect a release of any obligation undertaken in the Settlement Agreement annexed hereto. In the event that the Company files for bankruptcy and the Claiming Parties are not permitted to retain the Cash Settlement Payment or the Net Proceeds received on the sale of such Settlement Shares, if any, this release shall be null and void and void ab initio. Further, in the event that Jon Sabes, Joseph Gunnar & Co., LLC, Bespoke Growth Partners, Inc., or Mark Peikin commences a lawsuit or arbitration or otherwise asserts a claim or cause of action against any of the Responding Parties or any of the Claiming Parties, or takes any action against or otherwise hinders in any manner the Company’s ability to repay the Claiming Parties the Cash Settlement Payment or deliver and register the Settlement Shares, if any, (including, without limitation, by contacting any of the holders of the PIK Notes without the prior written consent of the Company and the Claiming Parties or otherwise interfering in any manner with the Company’s negotiations with the holders of the PIK Notes), the release set forth in this paragraph shall be null and void and void ab initio to the extent that it applies to the person or entity commencing the lawsuit or arbitration or asserting the claim or cause of action or taking such action and the Claiming Parties shall be entitled to immediately pursue any and all claims it may have against Jon Sabes, Joseph Gunnar & Co., LLC, Bespoke Growth Partners, Inc., or Mark Peikin. Notwithstanding anything to the contrary set forth in this paragraph 1, none of Jon Sabes, Joseph Gunnar & Co., LLC, Bespoke Growth Partners, Inc., or Mark Peikin shall receive a release from any of the Claiming Parties until such parties have satisfied the conditions above and provided to the Claiming Parties a signed copy of a general release substantially in the form set forth in paragraph 2 below.

2. The Responding Parties, individually and collectively, hereby release and discharge the Claiming Parties, individually and collectively, from any and all liability, actions, causes of action, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, extents, executions, claims, counterclaims and demands whatsoever, in law, admiralty or equity, which the Responding Parties, individually or collectively, ever had, now have or hereafter can, shall or may have against the Claiming Parties by reason of any matter, cause or thing whatsoever from the beginning of time to the date hereof, relating to (a) FOXO, (b) the matters that were, or could have been, raised, whether known or unknown, in the action in the U.S. District Court for the Southern District of New York, entitled Smithline Family Trust II, as Assignee of Puritan Partners LLC v. FOXO Technologies, Inc. & Jon Sabes, Case 1:22-cv-10858-VEC, and/or (c) the Financing Documents (which phrase shall have the same meaning herein as in the Settlement Agreement), provided that nothing contained herein shall be deemed to effect a release of any obligation undertaken in the Settlement Agreement annexed hereto.

3. This Mutual Release may be executed in counterparts. Capitalized terms used herein and not otherwise defined shall have the meaning ascribed to such terms in the Settlement Agreement.

Remainder of Page Intentionally Left Blank; Signature Page to Follow

IN WITNESS WHEREOF, the parties have executed this Mutual Release on the dates set forth below.

SMITHLINE FAMILY TRUST II, as Assignee for Puritan Partners LLC:

By:

Printed Name:

Title:
Dated:

PURITAN PARTNERS, LLC

By:

Printed Name:

Title:
Dated:

FOXO TECHNOLOGIES INC.:

By:

Printed Name:

Title:

Dated: